Investor Day 2019 March 27th 2019

Welcome Brad Conrad – EVP Treasurer 2

Forward Looking Statements and Non-GAAP Measures During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. In addition, today’s presentation includes certain non-GAAP financial measures as defined under SEC Regulation G. The reasons we believe such measures are useful together with a reconciliation of those measures to the most directly comparable U.S. GAAP measures have been included in the appendix to the presentation. 3

Strategic Overview Edward H. West – Chief Executive Officer 4

Today's Agenda

Strategic Overview	Ed West	9:00am
North America Business Update	Brian Bailey & Brad Nolan	9:30am
Break		10:15am
International Business Update	Marc Terry	10:30am
Financial Overview	Gary W. Ferrera	11:00am
Questions and Answers	Ed West & Gary W. Ferrera	11:30am
Conclusion		12:00pm

5

Strategic Overview Our Focus • New management team focused on durable, product driven organic growth Market Dynamics • Evolving secular trend with retail financial institutions represents a significant growth opportunity for CATM in a $15B market, in the US alone How We Are Changing the Business • Evolving from a legacy ATM deployer to a network-based business, driving meaningful and quantifiable value to Retailers, FIs and FinTechs • Leveraging our unique End-to-End network and process ownership • Investing in enhanced solutions to drive increased interest from FIs, Retailers and FinTechs The Results • Partnering with FIs and FinTechs to drive additional transactions to our network and long-term managed services agreements will deliver growth and operating leverage • Our network will become the physical-to-digital access points, handling a broadening set of transactions at a leading retailer near you 6

Cardtronics Snapshot Vision 2.5 Billion Total transactions To be the processed in 2018 trusted platform, enabling the 75,000 Owned 2 + majority of cash 2 1 152,000 Managed transactions in 8 of 10 The leading ATM the communities Top US platform Retailers we serve 60+ Million ~2,000 Cardholders with 4 continents, 10 countries Financial access to Allpoint Institution Relationships 1 Source: Kantar Consulting, Stores Top Retailers 2018, US Retailers with an ATM program 2 Ending unit count as of December 31, 2018 7

New Team Focused on Organic Growth and Leveraging our Network

CARDTRONICS

2018/2019 Priorities

1. Drive Organic Growth & Durable Revenue Streams
2. Operational Excellence & Portfolio Optimization
3. Create Raving Fans with our Customers
4. Engender Employee Pride
5. Deliver Strong Free Cash Flow

2018 Successes

- Returned to organic growth in North America
- Double-digit surcharge-free transaction growth at leading retailers in the U.S.
- Double-digit growth in Germany, Spain and South Africa
- Record ATM availability
- Proactive fleet optimization
- Implemented first phase of ERP
- Allpoint customers describe their Allpoint relationship as "Truly Loyal"[1]
- Exceeded original expectations for CY Revenues and Adj. EBITDA
- $118 million in FCF; up ~60% from PY
- Total debt reduction of $113 million

[1] 2018 Walker Voice of the Customer Survey

8

Diverse Revenue Streams 2018 Revenues by Segment 2018 Source of Revenues 2018 Revenues by Product2 9% 12% 9% 30% 41% 50% 61% 88% 1 North America CATM-owned (~77k ATMs) Surcharge Europe & Africa Surcharge-free Merchant-owned & managed Australia & New Zealand services (~152k ATMs) 1 Managed Services 1 Average transacting ATM count 2 2018 ATM Operating Revenue 9

Multiple Revenue Sources at a Single Network ATM 83% of U.S. population resides within five miles of a Cardtronics ATM 10

Multiple Revenue Sources at a Single Network ATM

CARDTRONICS

Surcharge-free revenue drivers

- 41% of total revenue

Branding

- Financial institution brands a Cardtronics ATM, enabling surcharge-free access to its customers
- Revenue from branding (paid by FI):
  - Monthly fixed branding fee per ATM, plus
  - Per transaction interchange fee

Allpoint

- ATM customer's financial institution is a member of our Allpoint network
- Revenues from Allpoint (paid by financial institution)
  - Allpoint network access fee per cardholder (account) or per transaction, plus
  - Per transaction interchange fee


citi ATM
citi
citi
citibank
Allpoint+
Deposit ATM
ATM Cash Withdrawals
Cash & Check Deposits*

Example based on U.S. Fee structures vary by country.

11

Multiple Revenue Sources at a Single Network ATM Surcharge Convenience transaction revenue drivers • Customer from a bank outside our network • Revenue generated: o Surcharge (convenience) fee per transaction • 50% of total (paid by customer) revenue o Interchange fee per transaction (paid by FI via third party network) International FI Customer • International ATM customer withdrawal • Revenue generated: o Surcharge (convenience) fee per transaction (paid by customer) o Dynamic currency (DCC) transaction fee to convert funds to home currency o Interchange fee per transaction (paid by FI via third party network) Example based on U.S. Fee structures vary by country. 12

Sources of Revenues: Managed Services A growing Outsourcing opportunity opportunity • 138,000 ATMs managed today • Services include: • 9% of total o Full turnkey ATM management revenue both on and off-branch locations o Corporate and workplace banking ATMs o Transaction processing o Processing and settlement services for merchants and ATM distributors Example based on U.S. Fee structures vary by country. 13

Significant Changes in Retail Banking Banks Shutter 1,700 How Banks Can Stay Rethinking Branch Networks FIs and Branches in Fastest Relevant In The Digital Age And The Retail Experience in a Decline on Record Forbes | Jan 16, 2019 Mobile-First World FinTechs can Wall Street Journal | Feb 5, 2018 The Financial Brand | Mar 15, 2018 grow and reduce their • New market expansion by major banks and FinTech costs by disruption driving market changes leveraging our network • Fierce focus on efficiency ratio driving investment prioritization at FIs • Operating ATMs is not core for FIs, nor a differentiator • Broad ATM access is a critical decision factor for consumers 14

The Financial Institution Opportunity 13 million people in Britain have UK Banks are Banks Branches Closing at Branch seen their local bank branch Increasingly Closing a Rate of 15 a Month close down in past 10 years Branches AustralianBroker | Dec 18, 2018 closures The Telegraph | Oct 19, 2018 Business Insider | June 18, 2018 provide an opportunity for Number of retail branches in the U.S. (in thousands) an efficient 100 11,251 Decrease in U.S. bank branches cash transaction 95 network 90 85 80 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 15

Global Cash Usage Continues to Grow U.S. Consumers Most Frequently Used Payment Type 1 Cash matters Other, 6% Checks, 6% Electronic / ACH, 10% • Cash remains a preferred payment method and is dominant across a vast array of transaction types Cash, 30% Debit, 27% • Cash in circulation grows faster than GDP in our markets Credit, 21% • Cash is Secure-Reliable-Private Volume of U.S. Currency in Circulation Billions of notes, as of December 31 of each year 2 Consumers desire broad access to convenient cash 50 40 • Consumers prefer mobile connectivity 30 to a convenient ATM network 20 10 • FinTechs going after large under- 0 banked market 2010 2011 2012 2013 2014 2015 2016 2017 1 Source: 2018 Diary of Consumer Payment Choice, Cash Product Office, Federal Reserve System, November 2018 $1 $2 $5 $10 $20 $50 $100 2 Federal Reserve Statistics - Currency in Circulation 16

Robust Market Opportunity Unit Count of US ATM Owners1 U.S. Withdrawal TXN Market Share1 10% 9% Today 8% 11% 4% 6% 4% 4% 3% 3% 3% 2% 2% 2% 86% 1% 1% 0% Banks CATM IADs 1 Source: Source: RBR and Company Estimates; unit count does not reflect deposit-taking ATMs 17

Well Positioned in a $15 Billion Market US Withdrawal + Deposits TXN Market Share1 1 2 Unit Count of US ATM Owners $15 Billion Market 10% 9% Today 8% 7% 2% 6% 4% 4% 3% 3% 3% 2% 2% 86% 2% 91% 1% 1% 0% Banks CATM IADs 1 Source: RBR and Company Estimates; unit count does not reflect deposit-taking ATMs 2 Reflects Company’s estimate of market opportunity by 2022 18

End-to-End Capabilities for Retailers, FIs and FinTechs Key Elements Result • Premier, convenient locations • Comprehensive solutions for FIs – Allpoint, Branding, Managed Services • Scale rivals top 3 US banks combined • Network enablement for FinTechs • Control of customer experience • Product development – speed to • Common end-to-end platform market • Security / Control • Full service capabilities and lower costs • Compelling value proposition for Processing customers Platform Physical ATM at leading • Revenue Growth and Margin retailers Expansion Only Cardtronics has ownership of a nationwide ATM asset base, the leading surcharge-free network and a processing platform 19

Value of the Network Surcharge-Free Network Bank Branding FI / FinTech Retailers + More FIs High Value Drive more Retailers attract Consumers more FIs 20

Built on a Platform to Leverage Scale, Skill and Knowledge Surcharge-Free Network Managed FI / FinTech Bank Branding Retailers Services + Surcharge Processing & Cash Forecasting Product Engineering Customer Settlement & Management The Platform & Expertise Care 21

Our Future: Leveraging our Network Significant Today, we have a 4% market share of total withdrawals and <1% of the (1) growth total deposit transactions in the US • Each 1% increase in withdrawal market share represents over 20% increase opportunity for in same-ATM transactions and substantial earnings CATM in a $15B market, Leading ATM network in multiple markets where consumer banking is in the US alone changing • Best-positioned to capitalize on secular trend among traditional Financial Institutions and FinTechs The secular trends combined with our unrivaled platform will lead to long-term, durable revenue and earnings growth 1) RBR Global ATM Market and Forecast to 2023 22

Delivering Shareholder Value Combination Invest in product-driven organic growth of trends, • Target Metric: 3 - 5% revenue CAGR network, product Drive additional revenues at our existing network and leverage our scale and infrastructure investments • Target metrics: and actions o Margin expansion position us o Adjusted EBITDA CAGR 7 - 9% well for the Disciplined capital allocation and return excess capital to shareholders future after attractive investments and achievement of target leverage • Target net debt to Adjusted EBITDA of 2.0x - 2.5x • Share repurchases • Longer term dividend potential 23

North America Market & Opportunities Brian Bailey, Managing Director - North America 24

North America – Key Messages 1 Our Retail-based ATM network is a competitive and scalable advantage 2 Changes in retail financial services represent a large opportunity for us Our end-to-end platform is unique and creates value for retailers, financial 3 institutions and consumers Allpoint, and our growing solution portfolio, solves for growth and efficiency 4 challenges impacting financial institutions Cardtronics is poised to capitalize on secular trends in financial services and we 5 expect durable organic growth over the long term 25

North America Snapshot Cardtronics is Canada Unit Count of US ATM Owners 6k Company Owned ATMs the leading 10% 5k Merchant owned ATMs 9% #1 Leading Market Position ATM network 8% in North 6% America 4% 4% 3% 3% 3% 2% 2% United States 2% 36k Company Owned ATMs 1% 1% 144k Processing and 0% Managed Service ATMs #1 Leading Market Position Mexico 1k Company Owned ATMs 10 Year+ Operating History 26

Strong Retail Partnerships Underpin a Robust ATM Network Our retail 1 partnerships 8 of 10 10 years ATM program with 8 of Average age of our enable the top 10 U.S. retailers top 10 retail consumer relationships convenience and operating scale 83% 264 million 2 Of U.S. population lives Annual Cash Withdrawals within 5 miles of a (Ex. Managed Services) Cardtronics ATM 1 Source: Kantar Consulting, Stores Top Retailers 2018, US Retailers with an ATM program 2 Cash withdrawals in the North America Segment 27

Unprecedented Challenges Facing Two Industries Cardtronics can create Financial value for Retailers Institutions Retailers and FI’s through our powerful • Physical banking infrastructure creates • Same store sales headwinds OPEX headwinds network and • E-commerce threatens store “trips” • The battle for consumer deposits and basket size engaged accelerates, requiring omni-channel and digital investments • Wage and fixed cost appreciation consumers creates competitive gap versus • Compliance and infosec agenda absorbs e-commerce attention and capital • Business model diversification • Emergence of efficient and innovative required in all retail segments FinTechs 28

Two Massive Industries in Service to Consumers An unrivaled retail ATM network is the key value-add for Financial Institutions Surcharge-Free Network FI / FinTech Bank Branding Retailers + More FIs High Value Drive more Retailers attract Consumers more FIs 29

Preferences for Consumer Financial Services Consumer Demand Trends Convenient 30% 30% and free ATM 25% access is a top 25% 21% 20% consideration 20% 19% for choosing a 18% financial 15% services 10% provider 5% 0% Useful Online / Mobile Banking Surcharge Free ATM Access Branch Near Me 2014 2018 Source: Novantas Customer Knowledge | 2018 U.S. Shopper Survey 30

Financial Institutions – “Expanding While Optimizing” Retail financial Core Market Optimization 1 New Market Expansion 1 Digital Bank Expansion 1, 2 services Banks Shutter 1,700 Bank of America to Open Chase all-mobile bank, Branches in Fastest 500 U.S. Branches, Expand Finn, rolls out nationwide Decline on Record Into Ohio in search of millennials transformation USA Today | Jun 28, 2018 Wall Street Journal | Feb 5, 2018 Bloomberg | Feb 26, 2018 is a significant Wells Fargo plans to close PNC plans Boston, opportunity 800 more branches by Phoenix middle-market 2020 expansion in 2019 1, 2 CNN | Jan 12, 2018 American Banker | Jul 13, 2018 Digital Wallet Growth Square's new debit card Regions Bank appoints poses big threat to banks KeyBank expects to 'ramp Payments Source | Jan 17, 2019 up' branch closures Houston market leader, Buffalo Bus. Journal | Jan 18, 2019 plans several new branches Houston Bus. Journal | Jun 28, 2018 How the Venmo Debit Card May Save PayPal Investopedia | Oct 12, 2018 1 All logos and trademarks are the property of their respective owners and are not associated with Cardtronics or Allpoint. 2 Potential use-cases are not presently Allpoint Mobile Cash customers. 31

U.S. Available Market Expansion Opportunity Transactions (billions) ATM Transaction Market Opportunity Deposit market increase driven by 10 teller migration to Unlocking our the ATM market 8.9B Trans opportunity 8 through 4.0 2.1 new/enhanced 6 products and $15B Market migrated teller 4 transactions 5.3 4.9 2 2.0B Trans* 0 2017 2022 ATM Withdrawals ATM Deposits CATM Available Market Source: RBR, bank/manufacturer public filings, and CATM market intelligence and estimates; Transaction Estimates: 1) Excludes non-monetary transactions, bill payments, check cashing, etc. 2) Includes both cash and check deposits. * Includes IAD Retail ATM and non-branch FI ATM WD market 32

Our Platform to Penetrate a Broader Market Market growth Allpoint Allpoint+ ATM Mobile ATM Branding ATM Managed Cash Services through an Solutions unrivaled ENHANCED NEW NEW ENHANCED ENHANCED network and a product line of new and Partners enhanced FI solutions Transaction driving initiatives shift transactions to our ATM network Foundation Retail Retail 33

Organizational Execution Enables Organic Growth Organizational Sales and Relationship Product and Solution Line Operational Excellence actions Management Management support • Sales compensation • Service Account • Product Lifecycle tied to transaction Management (SAM) Management (PLM) organic driving team established methodology for growth, solution execution • Dedicated industry • World class customer operational sales teams support desk • Novantas partnership execution, and for FI value alignment • New CRM tools and • “Bank Grade” customer management system compliance and • Portfolio management infosec process for capital success • Customer Success/ investment Loyalty platform • FI SLAs and service prioritization offers for FI Managed Services 34

The Cardtronics Value Proposition In Action

CARDTRONICS

Our solution platform enables growth and value for Retailers and FIs

TDECU
YOUR CREDIT UNION

- Houston, TX area based credit union
- Top 100 CU
- $3B in assets, 40+ branches

2007	2012	2014	2017	2018
Joined Allpoint	Branded ATMs in Houston and Dallas	Began ATM Managed Service for high profile non-branch sites	Fleet-wide turnkey ATM Managed Service agreement	Enabled retail deposits at Allpoint+ ATMs


ATM
Allpoint


ATM


ATM
TDECU


TDECU



35

North America Market & Opportunities Brad Nolan, Executive Vice President - Allpoint Solutions 36

Comprehensive Solutions Platform for Financial Institutions Unparalleled • Investing to improve our core Allpoint, Branding and Managed Services advantage in offerings, while also introducing new solutions to meet the needs of this enabling FIs to evolving market place Allpoint Allpoint+ ATM Mobile ATM Branding ATM Managed achieve key Cash Services growth, experience and ENHANCED NEW NEW ENHANCED ENHANCED efficiency Membership to Membership to a Cardless access to Our sites and Managing FI ATMs our network of growing network our network of devices, the FI’s to reduce cost and imperatives surcharge-free of cash and check cash dispense and brand and increase capability, cash dispense deposit ATMs in deposit ATMs in experience both at the branch ATMs prime retail convenient, and away from the locations trusted locations branch • All solutions are “on demand” and enable ability to quickly, and cost efficiently “flex distribution capacity” 37

Surcharge-Free Solutions Allpoint is the • With 40,000 ATMs in the US and just over 55,000 globally, the Allpoint Surcharge-Free ATM network is the foundation for FI largest, most growth, experience and efficiency convenient, 100% retail surcharge-free ATM Network • Allpoint • ATM Branding 38

Allpoint = Largest, most convenient, 100% retail surcharge-free network TM Free & convenient ATM access = Deposit growth for FIs Deposit ATMs Secular changes in how consumers coming soon to a bank = Massive opportunity retailer near you ATM deposit taking = table stakes to unlock the market Introducing Allpoint+ The 100% Retail, Surcharge-Free Deposit ATM Network 39

Deposits Now Rolling Out to Allpoint ATMs Building the • Ability to accept cash and checks further enables transactions beyond largest 100% deposits including payments and check cashing retail deposit • Retail deposits will be a catalyst for branch transformation, creating an industry-first network to quickly enter new markets and grow in existing network markets while optimizing costly branch and ATM fleets Deposits can Withdrawals outnumber withdrawals at • Allpoint+ certain ATM locations Deposits ATM Cash Deposits can outnumber Check Deposits by more than 5:1 40

- Digital disrupting major segments of the market
- Innovative & accessible products driving value shift to FinTechs
- Many FinTechs lack carded portfolios – a barrier to cash enablement
- FinTech needs extend beyond basic withdrawal, deposit and transfers

Introducing ATM Mobile Cash

The API-based ATM Network


amazon cash
PayPal
green dot
venmo
Square
Uber

[Available market representation. Not presently CATM ATM Mobile Cash customers.]

ATM Mobile Cash Now Rolling Out to Cardtronics ATMs Only ATM • ATM Mobile Cash “Cardless” transactions will tap into the exploding network to FinTech segment enable a • Enables customers to convert funds held in digital accounts to physical broad range of cash in hand – and now with deposits – convert physical cash to digital transaction types • ATM Mobile Cash 42

Managed Services Solutions Comprehensive • Addressable market of >7K Financial Institutions and 90K+ ATMs ATM services • Bringing best-in-class innovation, marketing engagement, technology, from world’s security and operations to our FI partners… both inside the branches and largest, remote vertically Manage Secure Engage integrated ATM operator Hardware/ Team Brand Software Services Awareness • Managed Services Operational Data Center Innovation Services & Networks Processing Physical Targeted Services Device Marketing Network Services 43

Solutions Platform Offers Measurable Benefits for FIs

CARDTRONICS

Partnered with Novantas to understand impact of free and convenient access to cash

- Net effect is more total customers and revenues at a lower cost to serve

Growth & Experience

Add Customers/ Increase Retention



Industry Trend/
Total Customers
+1.6% Incremental
Total Customers

Before & After CATM Partnership

- Large surcharge-free network provides marketing value that attracts new checking customers
- Multi-channel engagement equals higher retention and stickier balances

Efficiency

Reduce Transaction Cost



Industry Trend/
Total Tellers
-11.5% Fewer
Teller FTEs
-7.3% Fewer
Teller Transactions

Before & After CATM Partnership

- More customers transact with off-premise ATMs and transactions move off of the bank's teller line, saving the bank money

Source: Novantas Analysis and Benchmarks

44

Benefits Intensify When Network Replaces FI Owned Infrastructure

CARDTRONICS

Convenience comes at a significant cost when you are only serving your customers

- Allpoint and Allpoint+ enable exponentially more points to transact at a fraction of the cost per site



ATM
Allpoint/ Branding
ATM Transactions
Network Infrastructure
Lower Cost per Site/
More Convenient
"Light" On-Demand Business Model
Teller Transactions
$200K – $350K
Annual Teller Expense per Branch
ATM
FI ATM Transactions
$10K – $45K
Annual Expense per ATM
Dedicated Physical Infrastructure
Higher Cost per Site/
Less Convenient
"Heavy" Business Model

Source: Novantas Benchmarks and Analysis | CATM Analysis | Note: Ranges based on FI size, branch size (back-office/overhead expenses not included) and ATM/ Transaction type (cash dispense/deposit)

45

Allpoint & Bank Branding Benefit Consumers, FIs & Retailers Withdrawals 38% increase in (baseline) Pre Post withdrawals 160% in the 12 140% 38% months Withdrawal 120% Increase following YOY Allpoint and FI 100% Branding 80% Allpoint Branding implementation 60% Launch Launch 40% 20% 0% National Retailer Baseline National Retailer + Allpoint + Branding 46

North America – Key Messages 1 Our Retail-based ATM network is a competitive and scalable advantage 2 Changes in retail financial services represent a large opportunity for us Our end-to-end platform is unique and creates value for retailers, financial 3 institutions and consumers Allpoint, and our growing solution portfolio, solves for growth and efficiency 4 challenges impacting financial institutions Cardtronics is poised to capitalize on secular trends in financial services and we 5 expect durable organic growth over the long term 47

International Market & Opportunities Marc Terry, Managing Director - International 48

EMEA and Australia & NZ Snapshot United Kingdom & Ireland 18k owned ATMS ~1k Merchant owned ATMs >80% of EMEA Revenues in ‘18 Germany 1.5k owned ATMs ~10% of EMEA Revenues in ‘18 Spain ~350 owned ATMs <2% of EMEA Revenues in ‘18 South Africa 3.5K owned ATMs <5% of EMEA Revenues in ‘18 Australia / NZ 10K owned ATMs 49

EMEA and Australia & NZ – Key Takeaways 1 Significant free cash flow in mature markets with growth trajectory 2 Double-digit revenue and Adjusted EBITDA expansion in growth markets 3 Further penetration into the cash value chain across all markets 4 Adjusted EBITDA growth expected for consolidated International segment in 2020 and beyond 50

Cash Characteristics by Market UK & Australia: Germany, Spain, South Africa: Driving transactions at existing locations Growing ATM count • Cardtronics is bigger than the top 3 banks • Cash dominates as a consumer payment combined preference o Strong demand for cash access • Cash in circulation continues to rise o Banks retreating from cash provision • Financial institution branch and ATM o New payment types growing slowly reduction • Spain: popular tourist destination • Governmental focus on financial inclusion • Germany: strong cash economy • Scale drives adjacent business opportunity • South Africa: underserved, growing rapidly Positioning a return to Continued double-digit growth growth and extension into in revenue and Adjusted EBITDA adjacent product categories 51

Strategy by Market Mature Markets Growth Markets • Strategy is to grow transactions per ATM • Significant growth opportunity driven by: o Economic growth and tourism • Cardtronics’ scale and capabilities are the o Underserved markets differentiator o Shifting banking trends o Network capabilities and profit opportunities include: • Longer runway on network potential � Bank branding and ancillary services � Managed services � Product enhancement Expect growth in top and bottom line across International in 2020 and beyond 52

Strategic Drivers – Australia & NZ Bank and ATM count Bank rationalization driving opportunity (thousands) 25 • Bank surcharge elimination drove strategy change o Expected ATM reduction by banks of >20% in 20 2019 and 2020 o Transaction decline has been less than expected 15 • Need for ATM utility is an Allpoint opportunity 10 • Cardtronics is the largest IAD o ~30% market share of total ATM estate 5 o Non-bank ATMs projected to process over 50% of transactions by 2021, up from around 35% today 0 2017 2018 2019 2020 • Forecasting to stabilize Adjusted EBITDA in 2019 Bank ATMs IAD ATMs Source: RBR, AusPaynet and Company estimates 53

Strategic Drivers – UK

Leading operator in Europe's 2nd largest economy

LINK network changes required Cardtronics to shift strategy

UK's largest deployer with ~29% market share of ATMs

Over 5,000 bank branches closed since '10

- c30% reduction
- Resulting service issues / dissatisfaction for consumers and small businesses

Return to long term, profitable growth

- Optimization and fixed cost reduction
- Migration from Free-To-Use ATMs to Pay-To-Use machines
- Leverage new growth opportunities
  - Financial Institutions (managed services)
  - Branch replacement

UK Market Share
(Transaction volume 2018)


BOI
8%
CATM
21%
Other FIs
15%
Other IADs
17%
RBS
21%
Sainsbury's
9%
Barclays
9%

Source: UK Payments Administration

54

UK Opportunity – Bank Hub Revolutionary Shared Service Model Bank Hub is a new concept from a consortium of three banks • Outsourced hub replicates branch cash activities for small to medium sized enterprises Initial pilot phase operational in Q4 2018 delivering: • Check, note, and coin deposit • Business bag drop 55

Strategic Drivers - Germany Cash-heavy market primed for growth Market Share (ATMs) Cardtronics is largest IAD with 3% share Rich environment for growth Banks, 92% • Co-branding and outsourcing for Financial Institutions • Product expansion into deposit and recycling ATMs Focus on three sales channels CATM, 3% • Traditional, single sites • Multi-site placements • Financial Institutions IADs, 5% Source: RBR 56

Germany – Growth Opportunities

CARDTRONICS

Banking inefficiencies are an opportunity

Europe's most fragmented banking market

- 1,400+ Credit Unions and Building Societies
- Heavy focus by banks on cost rationalization
- Consolidation of smaller banks expected

Cardtronics is uniquely positioned to capitalize on this opportunity

Innovative deal with Postbank signed in 2018

- One of Germany's largest retail banks
- 675 Cardtronics sites co-branded
- Surcharge free access for Postbank cardholders
- Drives incremental usage

Postbank

Volume growth from retail partnerships

- **Network of over 850 petrol stations**
- **ATM placement agreement across franchise**
- **Installing new ATMs in high traffic sites**
- **Further adjacencies for new products**


TOTAL

57

Strategic Drivers – Spain Spain is one of the world’s Bank Branch & ATM Count (thousands) leading travel destinations 50 70 Focus on tourism accelerated growth in ‘18 • In 2017 tourism was €180bn or 14% of GDP 40 60 • Heavy British tourist presence familiar with Cardtronics branding Limited access to bank ATMs is a key driver 30 50 • Bank branch network down 39% since 2008 Financial Institution penetration is a lever for 20 40 growth • Selective expansion into the bank sector • ING deal completed in 2018 10 30 0 20 2008 2010 2012 2014 2016 2018 Bank Branches (left) ATM Count (right) Source: RBR & ECB 58

Strategic Drivers – South Africa Count South African ATM Market Withdrawals Africa’s second largest economy (thousands) (millions) 50 1,600 Favorable market conditions 1,400 • 2nd largest IAD with 10% share 40 • High demand for cash access driven by 1,200 o Informal economy 30 1,000 o Consumer preference 800 o Strong governmental support 20 600 Opportunity to capitalize on shifting FI sector 400 • Dominated by “Big 4” banks 10 o Reducing their branch networks and costs 200 • New bank entrants need partners like CATM 0 0 New growth initiatives • Leverage recent bank wins to drive new outsourcing Forecasted ATM Count (left) Total ATM withdrawals (right) Source: RBR 59

Recent South Africa Successes Cardtronics Fastest growing bank in South Africa runs ATMs for • CATM is a key contributor to building a national network of Capitec-branded ATMs the top South • Today, ~2,000 bank branded, non-branch ATMs African banks • Cardholders get cheaper access to cash • Delivers bank presence in underserved areas One of South Africa’s largest and oldest FIs • Fully outsourced offering • 300 in-branch ATMs • Potential to extend to new sites 60

EMEA and Australia & NZ – Key Takeaways 1 Significant free cash flow in mature markets with growth trajectory 2 Double-digit revenue and Adjusted EBITDA expansion in growth markets 3 Further penetration into the cash value chain across all markets Adjusted EBITDA growth expected for consolidated International 4 segment in 2020 and beyond 61

Financial Overview Gary W. Ferrera – Chief Financial Officer 62

Long History of Growth Revenue $mm growth and margin expansion driven by a combination of acquisitions and organic expansion 7-Eleven 12.5% of Rev ~40% Margins 63

Driving Free Cash Flow $300 Cash Flow from Operations $250 $225mm $200 (1) $mm $118mm $150 Adj. Free Cash Flow $100 $46mm $107mm $50 Capex $0 2011 2012 2013 2014 2015 2016 2017 2018 1. Adjusted free cash flow as disclosed in our periodic SEC filings 64

Recent Capital Allocation 2018 Capital Allocation – last 5 years • Focus on organic $600 growth and debt reduction $400 • No material $200 acquisitions in 2018 $- $mm • Reduced capital $(200) requirements post EMV upgrades $(400) $(600) 2014 2015 2016 2017 2018 Capital Expenditure M&A Debt Repayment / (Issuance) 65

2018 Review

CARDTRONICS

We delivered on key goals and priorities

Drive organic growth & durable revenue streams	Operational excellence & portfolio optimization	Deliver growth in free cash flow
☑ +4% North America revenue growth[1]	☑ Record high network availability	☑ ~60% Adjusted free cash flow growth
☑ +6% US same-store transaction growth[2]	☑ Fleet optimization in the UK and Australia	☑ Reduced total debt outstanding $113 million
☑ Double-digit revenue and Adjusted EBITDA growth in Germany, Spain and South Africa	☑ Began ERP deployment and systems consolidation	☑ Expanded credit facility drives savings and future capital allocation

1. Full year results compared to 2017; Constant-currency and excluding revenue attributable to 7-Eleven
2. Full year transactions compared to 2018

66

2018 Outlook Progression Improved $B 2018 Revenue Outlook (midpoint) $mm 2018 Adj. EBITDA Outlook (midpoint) market trends $1.40 $300 and execution $1.35 enabled better $275 $1.30 than expected $250 performance $1.25 in 2018 $1.20 $225 4Q17 1Q18 2Q18 3Q18 FY18 4Q17 1Q18 2Q18 3Q18 FY18 Actual Actual 1Q18 2Q18 3Q18 • Better than expected • Improved global • Continued record US same-store transaction trends uptime and • UK property tax • Australia better than availability benefit expected • FX tailwind • Record uptime 67

2019 Outlook Recap Full-year 2019 Outlook Ranges Commentary • Growth in North America led by surcharge-free; • Revenue = $1.31 billion to $1.35 billion continued strong growth in Germany, Spain and South Africa • Adjusted EBITDA = $285 to $295 million • Adjusted EBITDA approximately flat and back- end weighted as UK interchange rates and property tax headwind partly offset solid US growth • Adjusted EPS = $1.94 to $2.05 • Higher depreciation from recent investment profile; lower interest expense due to recent refinancing • CapEx of ~$135 million • Investment in new technology, capabilities and additional placements 68

2018 to 2019 Outlook Bridges Revenue $mm $1,350 High and ~(1%) low end of outlook range ~(1%) ~1% $1,345 $1,310 2018A UK Link UK / AUS Net Organic Growth 2019 Interchange Reduction Samestore / Removals Outlook Adj. EBITDA $mm High and $295 ~(2%) low end of ~5% outlook ~(7%) range ~3% $285 $293 ~(1%) 2018A UK Property Tax UK LINK Currency Rates Cost Saving Net Organic 2019 (2018 Non- Interchange Initiatives Revenue Growth Outlook Recurring benefit) Reduction 69

North America - Driving Growth Positioned for Transaction Revenue Mix Growth 2018 2 to 4 years • Continued growth with financial institutions drives increased organic surcharge-free Surcharge-Free 32% transactions and managed services • Allpoint+ (deposits) drives additional transactions Surcharge 56% • Mobile and cardless access enables additional uses • Top line growth in the mid-to- Managed Services 12% high single digits 70

Europe, Africa, Australia – Balance of cash flow and growth Positioned to Capitalize on Banking Revenue Mix – Europe and Africa & Consumer Developments 2018 • ATM deployment in growth markets Surcharge-Free 66% • Optimize ATM fleet in mature markets Surcharge 31% Managed Services 3% • Market-leading position drives adjacent business opportunities Revenue Mix – Australia and New Zealand • Expect top line growth in low-single digits, beginning in 2020 2018 Surcharge-Free 5% Surcharge 77% Managed Services 18% 71

Drivers of Revenue Growth Medium term Expected Revenue Growth Mix revenue growth of 3 to 5% 3 to 5% ~30% Revenue Growth Global ~25% Surcharge / Pay-to-Use North and Other ~45% America Managed Services North America Surcharge-Free 2019 2023 72

Focus on Efficiency and Driving Margin Expansion Multiple levers Revenue growth largely leverages existing asset base for margin • Incremental transactions and new products are margin accretive expansion Continued focus on Operational Excellence • Integration of disparate systems and processes • Fleet optimization • ATM availability ERP investment will drive savings • Roll out in 2018 / 2019 to drive savings beginning in 2020 Standardization of processing platforms is scalable 73

Recent Capital Investment Five-Year Capital Investment • Reduced growth capital in 2018 driven by fleet $mm % of Rev re-allocation and use of warehouse inventory • ERP and infrastructure investments in 2018 and 2019 to support future growth and cost rationalization • 2019 investments driven by enhanced functionality, new product and new placements 74

Medium Term Outlook Top Line Growth Revenue 3-5% CAGR + Adj. EBITDA Operating Efficiency 7-9% CAGR + Annual Capex Disciplined Capital Investment ~8-10% of Revenues 75

Capital Allocation Priorities Durable Growth Preserve Balance Sheet Shareholder Return • Product and technology • Target net debt to Adjusted • Long-term, return excess cash enhancements to drive EBITDA between 2.0x and 2.5x to shareholders growth o Share repurchases 2.8x o Allpoint+ 2.0x – 2.5x and/or dividend o Enable additional • Announced opportunistic $50 transactions million share repurchase plan o Bank grade capabilities for FIs 2018 Target • Managed Services • Anticipate being in target leverage range by late 2019 or • ATM placements in select early 2020 global markets • Flexibility to fund continued growth and return of capital 76

Key Takeaways We expect to generate durable medium term 3-5% revenue growth and 7- 1 9% Adjusted EBITDA growth Evolving secular trend with FIs and FinTech disruptors represents a 2 significant growth opportunity in a $15B market, in the US alone Our unrivaled network, end-to end capabilities and investment in new 3 products best position Cardtronics to capitalize on these changes in consumer financial services Cardtronics is poised to deliver long-term shareholder return via durable 4 earnings growth and disciplined capital allocation 77

Appendix 78

Forward Looking Statements Certain statements and information in this presentation contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: • the Company’s financial outlook and the financial outlook of the automated teller machines and multi-function financial services kiosks (collectively, “ATMs”) industry and the continued usage of cash by consumers at rates near historical patterns; • the Company’s ability to respond to recent and future network and regulatory changes; • the Company’s ability to renew its existing merchant relationships on comparable economic terms and add new merchants; • changes in interest rates and foreign currency rates; • the Company’s ability to successfully manage its existing international operations and to continue to expand internationally; • the Company’s ability to manage concentration risks with and changes in the mix of key customers, merchants, vendors, and service providers; • the Company’s ability to prevent thefts of cash and maintain adequate insurance; • the Company’s ability to manage cybersecurity risks and protect against cyber-attacks and manage and prevent cyber incidents or other business disruptions; • the Company’s ability to respond to changes implemented by networks and how they determine interchange, scheduled and potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks; • the Company’s ability to provide new ATM solutions to retailers and financial institutions including placing additional banks’ brands on ATMs currently deployed; • the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future on reasonable economic terms; • the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations; • the Company’s ability to renew its existing third-party service provider relationships on comparable economic terms; • the Company’s ability to successfully implement and evolve its corporate strategy; • the Company’s ability to compete successfully with new and existing competitors; • the Company’s ability to meet the service levels required by its service level agreements with its customers; • the additional risks the Company is exposed to in its United Kingdom (“U.K.”) armored transport business; • the Company’s ability to pursue, complete, and successfully integrate acquisitions, strategic alliances, or joint ventures; • the impact of changes in laws, including tax laws, that could adversely affect the Company’s business and profitability; • the impact of, or uncertainty related to, the U.K.’s planned exit from the European Union, including any material adverse effect on the tax, tax treaty, currency, operational, legal, and regulatory regime and macro- economic environment to which it will be subject to as a U.K. company; • the Company’s ability to adequately maintain and upgrade its ATM fleet to address changes in industry standards, regulations and consumer behavior patterns; • the Company’s ability to retain its key employees and maintain good relations with its employees; and • the Company’s ability to manage the fluctuation of its operating results, including as a result of the foregoing and other risk factors included in the 2018 Form 10-K. Additional information regarding known material factors that could cause the Company's actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise. In addition, today’s presentation includes certain non-GAAP financial measures as defined under SEC Regulation G. The reasons we believe such measures are useful together with a reconciliation of those measures to the most directly comparable U.S. GAAP measures have been included in the appendix to the presentation. 79

Disclosure of Non-GAAP Financial Information Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain GAAP and non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to financial results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. • Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues. • Adjusted EBITDA excludes: ― Depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. ― Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. • Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share- based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). ― The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 20.9% and 24.1% for the three and twelve months ended December 31, 2018, respectively, and 28.6% and 27.7% for the three and twelve months ended December 31, 2017, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of settlements and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. • The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. • Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. • Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods. • The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. 80

Consolidated Results: Reconciliation of Non-GAAP Items

CARDTRONICS

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Net (loss) income attributable to controlling interests and available to common shareholders	$ **(6,104)**	$ **15,954**	$ **3,676**	$ **(145,350)**
Adjustments:				
Interest expense, net	8,244	9,276	35,429	35,036
Amortization of deferred financing costs and note discount	4,827	3,257	14,887	12,574
Redemption costs for early extinguishment of debt	6,408	—	6,408	—
Income tax expense (benefit)	48	(6,957)	10,457	(9,292)
Depreciation and accretion expense	32,746	33,353	126,199	122,036
Amortization of intangible assets	12,648	12,443	52,911	57,866
EBITDA	$ **58,817**	$ **67,326**	$ **249,967**	$ **72,870**
Add back:				
Loss on disposal and impairment of assets	2,290	7,105	17,873	33,275
Other expense (income) [(1)]	697	5,254	(627)	3,524
Noncontrolling interests [(2)]	7	(6)	38	(25)
Share-based compensation expense	5,033	4,422	15,660	14,395
Restructuring expenses [(3)]	1,052	2,111	6,586	11,136
Acquisition related expenses [(4)]	558	3,579	3,191	18,917
Goodwill and intangible asset impairment [(5)]	—	—	—	194,521
Adjusted EBITDA	$ **68,454**	$ **89,791**	$ **292,688**	$ **348,613**
Less:				
Interest expense, net	8,244	9,276	35,429	35,036
Depreciation and accretion expense [(6)]	32,745	33,352	126,197	122,029
Adjusted pre-tax income	$ 27,465	$ 47,163	$ 131,062	$ 191,548
Income tax expense [(7)]	5,740	13,489	31,529	53,084
Adjusted Net Income	$ **21,725**	$ **33,674**	$ **99,533**	$ **138,464**
Adjusted Net Income per share – basic	$ **0.47**	$ **0.74**	$ **2.16**	$ **3.03**
Adjusted Net Income per share – diluted	$ **0.47**	$ **0.73**	$ **2.14**	$ **3.00**
Weighted average shares outstanding – basic	46,116,518	45,685,325	45,988,775	45,619,679
Weighted average shares outstanding – diluted	46,581,822	46,193,914	46,436,439	46,214,715

(1) Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.

(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.

(3) For the three and twelve months ended December 31, 2018 and 2017, expenses include employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative. For the twelve months ended December 31, 2017, expenses also include amounts associated with the Company's redomicile of its parent company to the U.K. that occurred on July 1, 2016.

(4) Acquisition expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs. Expenses include employee severance and lease termination costs related to DCPayments acquisition integration in the twelve months ended December 31, 2017.

(5) Goodwill and intangible asset impairments related to the Company's Australia & New Zealand segment.

(6) Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(7) For the three and twelve months ended December 31, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was 20.9% and 24.1%, respectively, and 28.6% and 27.7% for the three and twelve months ended December 31, 2017, respectively, which represents the Company's GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

81

Business Segment Results: Reconciliation of Constant-Currency Items Consolidated revenue: Three Months Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency ATM operating revenues $ 314,141 $ 6,572 $ 320,713 $ 346,181 (9.3) % (7.4) % ATM product sales and other revenues 13,756 170 13,926 16,784 (18.0) (17.0) Total revenues $ 327,897 $ 6,742 $ 334,639 $ 362,965 (9.7) % (7.8) % Year Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency ATM operating revenues $ 1,292,930 $ (10,446) $ 1,282,484 $ 1,451,372 (10.9) % (11.6) % ATM product sales and other revenues 52,313 (273) 52,040 56,227 (7.0) (7.4) Total revenues $ 1,345,243 $ (10,719) $ 1,334,524 $ 1,507,599 (10.8) % (11.5) % 82

Business Segment Results: Reconciliation of Constant-Currency Items North America revenue: Three Months Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency (In thousands) ATM operating revenues $ 193,220 $ 1,431 $ 194,651 $ 249,964 (22.7) % (22.1) % ATM product sales and other revenues 10,639 52 10,691 9,654 10.2 10.7 Total revenues $ 203,859 $ 1,483 $ 205,342 $ 259,618 (21.5) % (20.9) % Twelve Months Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency ATM operating revenues $ 786,620 $ 157 $ 786,777 $ 932,962 (15.7) % (15.7) % ATM product sales and other revenues 42,665 (16) 42,649 47,423 (10.0) (10.1) Total revenues $ 829,285 $ 141 $ 829,426 $ 980,385 (15.4) % (15.4) % 83

Business Segment Results: Reconciliation of Constant-Currency Items Europe & Africa revenue Three Months Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency ATM operating revenues $ 95,580 $ 3,121 $ 98,701 $ 102,403 (6.7) % (3.6) % ATM product sales and other revenues 3,056 113 3,169 2,444 25.0 29.7 Total revenues $ 98,636 $ 3,234 $ 101,870 $ 104,847 (5.9) % (2.8) % Year Ended December 31, 2018 2017 % Change U. S. Foreign Currency Constant - U.S. U.S. Constant - GAAP Impact Currency GAAP GAAP Currency (In thousands) ATM operating revenues $ 400,390 $ (13,614) $ 386,776 $ 396,229 1.1% (2.4)% ATM product sales and other revenues 9,379 (262) 9,117 8,603 9.0 6.0 Total revenues $ 409,769 $ (13,876) $ 395,893 $ 404,832 1.2% (2.2)% 84

Business Segment Results: Reconciliation of Constant-Currency Items Austral i a & New Zeal and revenue: Three Months Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency (In thousands) ATM operating revenues $ 28,060 $ 2,023 $ 30,083 $ 35,368 (20.7) % (14.9) % ATM product sales and other revenues 60 5 65 65 (7.7) - Total revenues $ 28,120 $ 2,028 $ 30,148 $ 35,433 (20.6) % (14.9) % Twelve Months Ended December 31, 2018 2017 % Change U.S . Foreign Currency U.S . U.S . GAAP Impact Constant - Currency GAAP GAAP Constant - Currency (In thousands) ATM operating revenues $ 117,138 $ 3,013 $ 120,151 $ 132,581 (11.6) % (9.4) % ATM product sales and other revenues 269 6 275 331 (18.7) (16.9) Total revenues $ 117,407 $ 3,019 $ 120,426 $ 132,912 (11.7) % (9.4) % 85

Consolidated Results: Reconciliation of Constant-Currency Items

	Three Months Ended December 31, 2018 Non-GAAP [1]	2018 Foreign Currency Impact	2018 Constant-Currency	2017 Non-GAAP [1]	% Change Non-GAAP [1]	% Change Constant-Currency
Adjusted EBITDA	$ 68,454	$ 1,548	$ 70,002	$ 89,791	(23.8)%	(22.0)%
Adjusted Net Income	$ 21,725	$ 683	$ 22,408	$ 33,674	(35.5)%	(33.5)%
Adjusted Net Income per share – diluted [2]	$ 0.47	$ 0.01	$ 0.48	$ 0.73	(35.6)%	(34.2)%

	Twelve Months Ended December 31, 2018 Non-GAAP [1]	2018 Foreign Currency Impact	2018 Constant-Currency	2017 Non-GAAP [1]	% Change Non-GAAP [1]	% Change Constant-Currency
Adjusted EBITDA	$ 292,688	$ (3,469)	$ 289,219	$ 348,613	(16.0)%	(17.0)%
Adjusted Net Income	$ 99,533	$ (1,406)	$ 98,127	$ 138,464	(28.1)%	(29.1)%
Adjusted Net Income per share – diluted [2]	$ 2.14	$ (0.03)	$ 2.11	$ 3.00	(28.7)%	(29.7)%

(1) As reported on the Company's Reconciliation of Net (Loss) Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2) Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,581,822 and 46,193,914 for the three months ended December 31, 2018 and 2017, respectively, and 46,436,439 and 46,214,715 for the twelve months ended December 31, 2018 and 2017, respectively. Consistent with the positive Adjusted Net Income, the Adjusted Net Income per diluted share amounts have been calculated using the diluted shares outstanding that would have resulted from positive GAAP Net Income.

86

Consolidated Results: Reconciliation of Non-GAAP items Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Total revenues $ 327,897 $ 362,965 $ 1,345,243 $ 1,507,599 Total cost of revenues (1) 218,563 234,902 897,783 999,120 Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues 36,579 36,093 145,716 148,004 Gross profit inclusive of depreciation, accretion, and amortization of intangible assets $ 72,755 $ 91,970 $ 301,744 $ 360,475 Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets) 22.2% 25.3% 22.4% 23.9% Total depreciation, accretion, and amortization of intangible assets excluded from gross profit $ 36,579 $ 36,093 $ 145,716 $ 148,004 Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets $ 109,334 $ 128,063 $ 447,460 $ 508,479 Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets) 33.3% 35.3% 33.3% 33.7% (1) The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets. Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Net cash provided by operating activities $ 149,620 $ 58,152 $ 334,202 $ 230,587 Restricted cash settlement activity (1) (83,385) (4,544) (109,093) (12,695) Adjusted net cash provided by operating activities 66,235 53,608 225,109 217,892 Net cash used in investing activities, excluding acquisitions and divestitures (2) (33,848) (32,716) (107,205) (144,140) Adjusted free cash flow $ 32,387 $ 20,892 $ 117,904 $ 73,752 (1) Restricted cash settlement activity represents the change in the Company’s restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in the Company’s Consolidated Statements of Cash Flows. (2) Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts. 87

Key Operating Metrics

	Three Months Ended December 31, 2018	% Change	2017	Year Ended December 31, 2018	% Change	2017
Average number of transacting ATMs:						
North America	43,576	(11.6) %	49,311	44,513	(13.5) %	51,472
Europe & Africa	24,139	(8.1)	26,254	24,609	(4.2)	25,678
Australia & New Zealand	7,724	(8.9)	8,483	7,988	(8.7)	8,752
Total Company-owned	75,439	(10.2)	84,048	77,110	(10.2)	85,902
North America	13,662	(6.8)	14,661	14,030	(7.3)	15,141
Europe & Africa	58	(89.9)	575	153	(75.2)	616
Australia & New Zealand	103	-	103	103	-	103
Total Merchant-owned	13,823	(9.9)	15,339	14,286	(9.9)	15,860
Average number of transacting ATMs – ATM operations	89,262	(10.2)	99,387	91,396	(10.2)	101,762
Managed Services and Processing:						
North America	137,413	3.2	133,092	135,796	3.9	130,687
Australia & New Zealand	1,977	(1.6)	2,010	1,998	6.1	1,883
Average number of transacting ATMs – Managed services and processing	139,390	3.2	135,102	137,794	3.9	132,570
Total average number of transacting ATMs	228,652	(2.5)	234,489	229,190	(2.2)	234,332
Total transactions *(in thousands)*:						
ATM operations	327,234	(7.7)	354,442	1,328,971	(11.1)	1,495,586
Managed services and processing, net	284,693	5.8	269,071	1,136,188	7.4	1,057,999
Total transactions	611,927	(1.9)	623,513	2,465,159	(3.5)	2,553,585
Total cash withdrawal transactions *(in thousands)*:						
ATM operations	215,250	(5.0)	226,606	864,923	(9.6)	956,919
Per ATM per month amounts (excludes managed services and processing):						
Cash withdrawal transactions	804	5.9	760	789	0.6	784
ATM operating revenues [1]	$ 1,082	0.7	$ 1,074	$ 1,087	(1.8)	$ 1,107
Cost of ATM operating revenues [1][2]	733	4.1	704	741	0.3	739
ATM adjusted operating gross profit [1][2]	$ 349	(5.7) %	$ 370	$ 346	(6.0) %	$ 368
ATM adjusted operating gross profit margin	32.3 %		34.5 %	31.8 %		33.2 %

1. *ATM operating revenues and Cost of ATM operating revenues relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.*
2. *Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets*

88

Key Operating Metrics: Ending Machine Count Ending number of transacting ATMs: December 31, 2018 December 31, 2017 North America 43,233 47,082 Europe and Africa 23,768 25,979 Australia and New Zealand 7,585 8,312 Subtotal - Company-owned 74,586 81,373 North America 13,406 14,357 Europe and Africa 231 706 Australia and New Zealand 103 103 Subtotal - Merchant-owned 13,740 15,166 Ending number of transacting ATMs - ATM Operations 88,326 96,539 Managed Services and Processing North America 136,288 132,138 Australia and New Zealand 1,971 2,018 Ending number of transacting ATMs: Managed services and processing 138,259 134,156 Ending number of transacting ATMs 226,585 230,695 89